Exhibit 10.10

FIRST AMENDMENT

TO EXCLUSIVE PATENT LICENSE AGREEMENT

THIS FIRST AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT (the “First Amendment”) is made and entered effective as of the date of the last signature (the “First Amendment Effective Date”), by and between Regents of the University of Minnesota (the “University”), a Minnesota constitutional corporation under the laws of the state of Minnesota, having a place of business at 200 Oak Street, SE, Suite 280, Minneapolis, Minnesota 55455, and Acutus Medical, Inc., corporation under the laws of the State of Delaware, having a place of business at 10840 Thornmint Road, Suite 100, San Diego, CA 92127 (the “Licensee”) each a “Party” and collectively, the “Parties”).

BACKGROUND

The Parties entered into an Exclusive Patent License Agreement on on April 21, 2014 (the “EPLA”). The University and Licensee have now jointly developed an additional Subject Invention and the parties now wish to amend the EPLA to include that invention.

NOW, THEREFORE, THE PARTIES AGREE THAT:

1.    The parties hereby amend the EPLA as of the First Amendment Effective Date to add the following Licensed Patent Application to Section 5.2:

Application No.	Country	Filing Date	Title
61/905,451	U.S.	11/18/2013	System and Method for Temporal Sparse Promoting Imaging of Cardiac Electrical Activation

2.    General. Except as amended, deleted, or otherwise modified by this First Amendment, the terms of the EPLA shall remain in full force and effect.

IN WITNESS WHEREOF, acting through their respective duly authorized representatives, the University and the Licensee have duly executed, delivered and entered into this First Amendment as of the Amendment Effective Date.

[Signature Page Follows]

Regents of the University of Minnesota		Acutus Medical, Inc.

By:	/s/ Richard Huebsch	By:	/s/ Randy Werneth

Name:	Richard Huebsch	Name:	Randy Werneth
Title:	Assoc. Dir., OTC	Title:	President and CEO

Date:	10-15-14	Date:	10/20/14